EXHIBIT 10.2

SANGAMO therapeutics, INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.

The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board (or the board of directors of any Parent or Subsidiary) and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.

Participant is to render valuable services to the Corporation (or a Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to the Participant under the Stock Issuance Program.

C.	All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.Grant of Restricted Stock Units.  The Corporation hereby awards to the Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock on the specified issuance date following the vesting of that unit.  The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the date on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

AWARD SUMMARY

Award Date:
Number of Shares Subject to Award:	[ ] shares of Common Stock (the “Shares”)
Vesting Schedule:

Provided the Participant continues in Service through each date, 50% of the Shares shall vest on the six-month anniversary of the Award Date and 50% of the Shares shall vest on the one-year anniversary of the Award Date.  However, one or more Shares may be subject to accelerated vesting in accordance with the provisions of Paragraph 5 of this Agreement.

Issuance Schedule:

Subject to Paragraph 7 of this Agreement, each Share in which the Participant vests in accordance with the Vesting Schedule above shall be issued, subject to the Corporation’s collection of all applicable Withholding Taxes, on the date that particular Share vests or as soon after that scheduled vesting date as administratively practicable (the “Issue Date”), but in no event later than the later of (i) the close of the calendar year in which such vesting date occurs or (ii) the fifteenth day of the third calendar month following such vesting date.  The issuance of the Shares shall be subject to the Corporation’s collection of all applicable Withholding Taxes.  The procedures pursuant to which the applicable Withholding Taxes are to be collected are set forth in Paragraph 7 of this Agreement.

2.Limited Transferability.  Prior to the actual issuance of the Shares which vest hereunder, the Participant may not transfer any interest in the Award or the underlying Shares; provided, however, any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of this Award.  The Participant may also direct the Corporation to issue stock certificates for any Shares which in fact vest and become issuable hereunder to one or more designated Family Members or a trust established for the Participant and/or his or her Family Members.  The Participant may make a beneficiary designation or certificate directive for this Award at any time by filing the appropriate form with the Plan Administrator or its designee.

3.Cessation of Service.  Except as otherwise provided in Paragraph 5 below, should the Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly.  The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

4.Stockholder Rights.  The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance upon the Corporation’s collection of the applicable Withholding Taxes.

5.Change in Control.

(a)Any Restricted Stock Units subject to this Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect.  In the event of such assumption or continuation of the Award, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change in Control.

(b)In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award shall be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time.

(c)If the Restricted Stock Units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect in accordance with Paragraph 5(a), then those units will vest immediately upon the closing of the Change in Control. The Shares subject to those vested units will be issued immediately at that time or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such closing, or will otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other shareholders of the Corporation in consummation of the Change in Control and distributed at the same time as such stockholder payments, but the distribution to the Participant shall in no event be made later than the later of (i) the close of the calendar year in which the Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of such Change in Control.

(d)This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.Adjustment in Shares.  Should any change be made to the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution or should there occur any merger, consolidation or other reorganization (including, without limitation, a Change in Control transaction) then equitable adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in such manner as the Plan Administrator deems appropriate in order to reflect such change and thereby prevent the dilution or enlargement of benefits hereunder.

7.Issue Date and Collection of Withholding Taxes.

(a)Except as otherwise provided in Paragraph 5, if:

(i)this Award is otherwise subject to Withholding Taxes on the Issue Date specified in the Issuance Schedule above in Paragraph 1 (the “Original Issue Date”),

(ii)the Original Issue Date does not occur (x) during an “open window period” applicable to the Participant, as determined by the Corporation in accordance with the Corporation’s trading policies governing the sale of Common Stock, or (x) on a date when the Participant is otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including, but not limited to, under a previously established 10b5-1 trading plan entered into in compliance with the Corporation’s policies), and

(iii)the Corporation elects, prior to the Original Issue Date, (x) not to satisfy such Withholding Taxes through the Share Withholding Method (as defined in subparagraph (c) of this Paragraph 7) and (y) not to permit the Participant to pay such Withholding Taxes in cash (or by check), then the Shares that would otherwise be issued to the Participant on the Original Issue Date will not be issued to the Participant on the Original Issue Date and will instead be issued to the Participant on the first business day when the Participant is not prohibited from selling shares of Common Stock on an established stock exchange or stock market, but in no event later than the later of (i) the close of the calendar year in which the vesting date with respect to such Shares occurs or (ii) the fifteenth day of the third calendar month following such vesting date.

(b)Upon the applicable Issue Date, the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying shares of Common Stock, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.

(c)The Withholding Taxes required to be withheld with respect to the issuance of the vested Shares hereunder shall be collected from the Participant through any of the following alternatives, in the sole discretion of the Corporation:

(i)the Participant’s delivery of his or her separate check payable to the Corporation in the amount of such taxes;

(ii)the use of the proceeds from a next-day sale of the Shares issued to the Participant, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing the sale of Common Stock, (ii) the Participant makes an irrevocable commitment, on or before the Issue Date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002; or

(iii)through a share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes that are applicable to supplemental taxable income.

(d)Notwithstanding anything to the contrary in this Paragraph 7, the employee portion of the federal, state, local and foreign employment taxes required to be withheld by the Corporation in connection with the vesting of the Shares (the “Employment Taxes”) shall in all events be collected from the Participant no later than the last business day of the calendar year in which the Shares vest hereunder.  Accordingly, to the extent the Issue Date for one or more vested Shares is to occur in a year subsequent to the calendar year in which those Shares vest, the Participant shall, on or before the last business day of the calendar year in which the Shares vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares.

(e)Except as otherwise provided in Paragraph 5, the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock.  In no event, however, shall any fractional shares be issued.  Accordingly, the total number of shares of Common Stock to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

8.Compliance with Laws and Regulations.  The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such issuance.

9.Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Except to the extent electronic notice is expressly authorized hereunder, any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on this Agreement.  All notices shall be deemed effective upon personal delivery (or electronic delivery to the extent authorized hereunder) or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

10.Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.

11.Construction.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

12.Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

13.Employment at Will.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

SANGAMO THERAPEUTICS, INC.

By:	Alexander D. Macrae, M.B., Ch.B., Ph.D. President, Chief Executive Officer
PARTICIPANT

Signature:
Address:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B.Award shall mean the award of Restricted Stock Units made to the Participant pursuant to the terms of this Agreement.

C.Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D.Board shall mean the Corporation’s Board of Directors.

E.Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii)a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or

(iii)the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.

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F.Code shall mean the Internal Revenue Code of 1986, as amended.

G.Corporation shall mean Sangamo Therapeutics, Inc., a Delaware corporation, and any successor corporate successor to all or substantially all of the assets or voting stock of Sangamo Therapeutics, Inc. which shall by appropriate action adopt the Plan.

H.Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)If the Common Stock is at the time traded on the Nasdaq Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

J.Family Member shall mean any of the following members of the Participant’s family; any child, stepchild, grandchild, grandparent, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

K.1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

L.Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or more of the other corporations in such chain.

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M.Participant shall mean the person to whom the Award is made pursuant to the Agreement.

N.Plan shall mean the Corporation’s 2013 Stock Incentive Plan.

O.Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

P.Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

Q.Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

R.Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S.Withholding Taxes shall mean the federal, state, local and foreign income and employment taxes required to be withheld by the Corporation in connection with the vesting and issuance of the shares of Common Stock under the Award.

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